                                                                   EXHIBIT 99(d)


                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka,  Bankers Trust Company
Chicago, IL  60670                          280 Park Avenue 9th Floor
Attn: Corporate Trust Administration        New York, NY 10017
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                       Structured Finance
                                            Phone: (212) 454-4298
                                            Fax:   (212) 454-2331

MBIA  Insurance Corporation                 Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: Key Education Resources
Phone (914) 765-3772                        Key Corp Student Loan Trust 2000B
Fax:  (914) 765-3810                        Phone: (216) 828-9342
                                            Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-B, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2002 through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.


                                            Key Bank USA, National Association,
                                            as Administrator


                                            by:
                                                   /S/ DARLENE H. DIMITRIJEVS
                                            ------------------------------------
Date: March 14, 2003                        Name:  Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President


                                            by:
                                                   /S/ DEBRA S. FRONIUS
                                            ------------------------------------
                                            Name:  Debra S. Fronius
                                            Title: Vice President